UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2009 (May 5, 2009)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street
Lowell, Massachusetts		01852
(address of principal executive offices)		(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                            Compensatory Arrangements of Certain Officers

On May 5, 2009, the registrant’s stockholders approved the Enterprise Bancorp, Inc. 2009 Stock Incentive Plan (the “Plan”), pursuant to which the registrant may issue up to 400,000 shares of its common stock.  Awards granted under the Plan may be in the form of stock options, shares of restricted stock, restricted stock units and stock appreciation rights (collectively, “Awards”).

The principal purpose of the Plan is to provide equity-based incentive compensation to the registrant’s officers and other employees, although non-employee directors and outside consultants are also eligible participants under the Plan.

The Plan will be administered by the compensation committee of the registrant’s board of directors, which has the authority to select the persons to whom Awards will be granted and to determine the number or value and the terms and conditions of the Awards granted to each such person.  Notwithstanding the compensation committee’s general authority to grant Awards under the Plan, the full board of directors must approve all grants of Awards to executive officers and any directors.

Copies of the Plan and the registrant’s current standard forms of incentive stock option agreement, nonqualified stock option agreement and restricted stock agreement, which are the forms of agreement that the registrant currently anticipates using in granting stock options and restricted stock to officers and other employees, including named executive officers, under the Plan, are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are included with this report:

	Exhibit 10.1	Enterprise Bancorp, Inc. 2009 Stock Incentive Plan
	Exhibit 10.2	Form of Incentive Stock Option Agreement
	Exhibit 10.3	Form of Nonqualified Stock Option Agreement
	Exhibit 10.4	Form of Restricted Stock Agreement

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: May 6, 2009	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer